Exhibit 10.267




                         THE CHARLES SCHWAB CORPORATION
                            2004 STOCK INCENTIVE PLAN
                      NOTICE OF RESTRICTED STOCK UNIT AWARD

     You have been granted the following restricted stock units representing shares of Common Stock of The Charles Schwab Corporation ("Schwab") under the Charles Schwab Corporation 2004 Stock Incentive Plan (the "Plan"):

     Name of Grantee:                   _________________________________

     Total Number of Units Granted:     _________________________________

     Grant Date:                        __________ ___, _________



     You and Schwab agree that these units are granted under and governed by the terms and conditions of the Plan, The Charles Schwab Corporation Directors' Deferred Compensation Plan and the Restricted Stock Unit Agreement, which are made a part of this notice. Please review the Restricted Stock Unit Agreement carefully, as it explains the terms and conditions of these units. You agree that Schwab may deliver electronically all documents relating to the Plan or these units (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that Schwab is required to deliver to its stockholders. Unless you provide written objection to Schwab within 30 days of your receipt of this notice, you agree to all of the terms and conditions of this notice, the restricted stock unit agreement and the Plan.
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                         THE CHARLES SCHWAB CORPORATION
                            2004 STOCK INCENTIVE PLAN
                         RESTRICTED STOCK UNIT AGREEMENT


Vesting These restricted stock units have been issued under the Plan pursuant to your deferral election under The Charles Schwab Corporation Directors' Deferred Compensation Plan (the "Deferred Compensation Plan") and are fully vested and non-forfeitable at all times.

Nature of Units     Your units are mere bookkeeping entries. They represent only
                    Schwab's unfunded and unsecured promise to issue shares of Schwab Common Stock on a future date. As a holder of units, you have no rights other than the rights of a general creditor of Schwab.

Voting Rights and Your units carry no voting rights. Any dividends paid on Dividend Rights shares of Schwab Common Stock shall be credited to you as additional Restricted Stock Units. Otherwise, you have no rights as a Schwab stockholder until your units are settled by issuing shares of Schwab Common Stock.

Settlement of       Your units will be settled in  accordance  with the terms of
Units               the Deferred  Compensation  Plan. At the time of settlement, you will receive one share of Schwab's Common Stock for each unit.

Other Terms and     Your units will be governed by all of the  applicable  terms
Conditions          and conditions of the Deferred  Compensation Plan, which are made part of this Agreement.

Restrictions on     You agree not to sell any  shares at a time when  applicable
Resale              laws, Schwab policies or an agreement between Schwab and its underwriters prohibit a sale. This restriction will apply as long as your service continues and for such period of time after the termination of your service as Schwab may specify.

Adjustments         In the event of a stock split, a stock dividend or a similar change in Schwab stock, the number of your units will be adjusted accordingly, as Schwab may determine pursuant to the Plan.

The Plan and        The text of the Plan and the Deferred Compensation Plan (the
Other Agreements    "Plans") are  incorporated  in this  Agreement by reference.
                    This   Agreement  and  the  Plans   constitute   the  entire
                    understanding  between you and Schwab regarding these units.
                    Any prior agreements, commitments or negotiations concerning these units are superseded. This Agreement may be amended only by another written agreement, signed by both parties.
                    If there is any inconsistency or conflict between any provision of this Agreement and the Plans, the terms of the Plans will control.


                            BY ACCEPTING THIS AWARD,
                  YOU AGREE TO ALL OF THE TERMS AND CONDITIONS
                        DESCRIBED ABOVE AND IN THE PLAN.

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